Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-275602, and 333-281518) of our report dated September 18, 2026, relating to the consolidated financial statements of SANGRIX INC. (formerly known as Bit Origin Ltd) and its subsidiaries (the “Company”), as of June 30, 2026 and 2025, and for each of the two years in the period ended June 30, 2026, appearing in this Annual Report on Form 20-F of the Company.

/s/ HTL International, LLC
Houston, Texas
September 18, 2026